Wholesales

SERVICE AGREEMENT

THIS CARRIER SERVICE AGREEMENT ("AGREEMENT") is entered into on October 25, 2005 between BEASLEY HOLDINGS LIMITED ("Purchaser"), with its office Flat A, 17/F, Capital Building, 6-10 Sun Wui Road, Causeway Bay, Hong Kong and Toll International Limited, a Hong Kong corporation ("Provider"), having its principal place of business at Room 2306, Sino Favour Center, 1 On Yip Street, Chai Wan, Hong Kong. Canton

Background:

A. Provider provides IP telephone communications services for the outbound termination points identified on the Exhibit(s) attached hereto and incorporated herein by this reference; and

B. Purchaser desires to purchase and Provider desires to provide, upon the terms and conditions set forth in this Agreement and attached Exhibit(s), communication services to Purchaser.

Agreement:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Service Commencement Date. Beginning on or about October 25, 2005. Provider shall provide telephone communication services to Purchaser at the rates, terms and conditions described in the Exhibit(s), and to the termination points set forth in each Exhibit.

2. Period of Service. This Agreement shall be effective and the parties' obligations shall commence upon the above date of execution by the parties and this Agreement shall continue (subject to Provider's or Purchaser's right to terminate this Agreement sooner) for a period of one year from such date. This Agreement will be automatically renewed on a month-to-month basis after the expiration of the initial term or any subsequent term. If either party desires to cancel this Agreement upon the expiration of the initial term or any subsequent term, it shall give the other party written notice of its intent to cancel at least seven (7) days prior to the expiration of the current term. This Agreement shall continue and remain in full force and effect until canceled by either party upon notice as provided herein. Any exhibit timelines will supercede this timeline.

3. Invoice. Provider shall submit an invoice (or CDR) to Purchaser every day, covering charges for the previous day. Purchaser shall provide a pre-payment enough for daily usage amount. However, Provider shall have the right to terminate the Service anytime when the pre-payment amount is 80% exceeded. Purchaser shall top up the amount whenever necessary.

4. Adjustments. Requests for billing disputes must be made within seven (7) days of the invoice date. Any amounts which are determined to be in error will be credited against the next week's invoice. Such request for adjustment shall not be cause for delay in payment of the balance due.

5. Indemnity. Both Parties shall indemnify and hold harmless the Other, its stockholders, officers, directors, employees and agents from any and all loss, cost, damage, expense or liability, including, without limitation, court costs and reasonable attorneys' fees, arising out of, in whole or in part, directly or indirectly, the installation, hook-up, maintenance, service or trouble-shooting of the transmission services described in this Agreement and Exhibit(s) including any interruption of transmission service to Purchaser, its employees, agents and customers.

6. No Agency. Neither party is authorized to act as an agent for, or legal representative of, the other party and neither party shall have the authority to assume or create any obligation on behalf of, in the name of, or binding upon the other party.

7. Force Majeure. The parties' obligations under this Agreement and Exhibit(s) are subject to, and neither party shall be liable for, delays, failures to perform (except the payment of money by Purchaser), damages, losses or destruction, or malfunction of any equipment or any

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consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Purchaser shall not represent that Provider is responsible for the type or quality of Purchaser's services to its customers.

8. No Waiver. The failure of either party to enforce or insist upon compliance with any of the provisions of this Agreement and Exhibit(s) or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement and Exhibit(s).

9. Binding Effect. This Agreement and Exhibit(s) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither party shall voluntarily or by operation of law assign, transfer, license, or otherwise transfer all or any part of its right, duties or other interests in this Agreement and Exhibit(s) or the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be null and void. Purchaser shall provide written notice to Provider of any material change in ownership of Purchaser. Either Parties failure to comply with the assignment provisions, as contained in this paragraph, shall give Either Party, at its sole discretion, the option to either accept the Other Parties assignee or terminate this Agreement and Exhibit(s). No assignment shall release Either Party of its obligations hereunder.

10. Amendment. This Agreement and Exhibit(s) may not be amended except by an instrument in writing, executed by the parties. No modification or amendment hereto shall be effected by the acknowledgment or acceptance by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

11. Merger. This Agreement (including its exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement and Exhibit(s) relied upon by either party herein, whether written or oral, and embodies the parties' complete and entire Agreement and Exhibit(s) with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement and Exhibit(s) shall vary or modify the written terms hereof in any way whatsoever.

12. Interpretation. The words and phrases used herein shall have the meaning generally understood in the telecommunications industry. This Agreement and Exhibit(s) shall be construed in accordance with its fair meaning and not for or against either party on account of which party drafted this Agreement and Exhibit(s).

13. Third Party Beneficiaries/Parties in Interest. This Agreement and Exhibit(s) has been made and is made solely for the benefit of the Provider and Purchaser, and their respective successors and permitted assigns. Nothing in this Agreement and Exhibit(s) is intended to confer any rights/remedies under or by reason of this Agreement and Exhibit(s) on any third party.

14. Severability. If any term or provision of this Agreement and Exhibit(s) is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and Exhibit(s) and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement and Exhibit(s). If any provision or part thereof of this Agreement and Exhibit(s) is stricken in accordance with the provisions of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

15. Representation of Authority. Each party represents and warrants to the other that the execution and delivery of this Agreement and Exhibit(s) and the performance of such party's obligations

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hereunder have been duly authorized and that the Agreement and Exhibit(s) is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

16. Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement and Exhibit(s).

17. Governing Law. This Agreement and Exhibit(s) shall be in all respects, governed by and construed and enforced in accordance with the laws of the HK SAR ,including all matters of construction, validity and performance. Any action to enforce or interpret the terms of this Agreement and Exhibit(s) shall be instituted and maintained according to the laws of the HK SAR. Purchaser hereby consents to the jurisdiction of such court and waives any objections to such jurisdiction. In any action or proceeding arising out of this Agreement and Exhibit(s), the party prevailing in such action shall be entitled to recover its reasonable attorneys' fees and costs. Prior to judicial action, both Parties agree to use Good Faith efforts to resolve such disputes by first utilizing mutual consultations.

18. Counterparts. This Agreement and Exhibit(s) may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

19. Liability. Each Party shall be liable for losses incurred by the Other Party arising from a breach of the Agreement by, or negligence on the part of, Each Party. Each Party shall not be liable to the Other Party on account of a breach of this Agreement or negligence on the part of Each Party for any indirect, special, consequential, collateral, incidental or punitive damages including, without limitation, loss of business, revenue, profit contracts, goodwill or the loss of use or value of any equipment including software and associated and incidental costs and expenses related thereto, whether or not Each Party was or should have been aware of the possibility that such damage could occur. PROVIDER shall not be liable for any liability if its operation areas are not permitted to be operated. Provider's liability shall be only limited to any amount owes to the Purchaser from its unused amount receives from Purchaser..

20. Bankruptcy. The filing of a petition of Bankruptcy, whether voluntary or involuntary, or the appointment or a Receiver or Trustee for all, or part, of any party's property or the making of an assignment for the benefit of either party's creditors, shall be deemed to be a breach of this Agreement, and the non-bankrupt parties may immediately, at their sole discretion, cancel this Agreement.

21. Confidential Information. Both Parties hereby agree that the terms and conditions of the Agreement and the Exhibit(s) shall be held in strict confidence. Except as required by law, unless prior written notice of consent is obtained from a party hereto, the other parties will keep in strictest confidence all information identified by any party as confidential or which, from the circumstances, and in adherence to common industrial practice, in good faith, ought to be treated as confidential such as, but not limited to, information relating to parties' conduct, services, methods of operations, price lists, or other information of the business or affairs of a party, its parent, or its affiliated and subsidiary companies, which the party may acquire or become familiar with in connection with or as a result of the performance of this Agreement and the Exhibit(s).

22. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received, or, if earlier and regardless of whether actually received on the day following the date of mailing, first class mail, duly addressed and with proper postage to the last known place of business of either party. Notices will be delivered as follows:

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To Provider: Attn: Mr Bosco Chan
Toll International Ltd
Room 2306, Sino Favour Center
1 On Yip Street
Chai Wan, Hong Kong
Phone: 852- 31101088
Fax: 852- 31101100

To Purchaser: Attn: Jimmy Li
Beasley Holdings Ltd
Flat A, 17/F, Capital Bldg,
6-10 Sun Wui Road
Causeway Bay, Hong Kong
Phone: 852-3105 8981
Fax: 852-3150 8982

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PROVIDER:

Toll International Ltd

By:____________________

Printed Name: Bosco Chan

Title: Manager

PURCHASER:

Beasley Holdings Ltd

By:____________________

Printed Name: Jimmy Li

Title: Chairman

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